UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2021

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07       Submission of Matters to a Vote of Security Holders

On June 9, 2021, OneSpan Inc. (the “Company”) held its annual meeting of stockholders (the “2021 Annual Meeting”).

At the close of business on April 19, 2021, the record date for the determination of stockholders entitled to vote at the 2021 Annual Meeting, there were 40,232,701 shares of Company common stock outstanding. At the 2021 Annual Meeting, 35,147,787 shares of Company common stock were present in person or by proxy. Set forth below is information regarding the votes cast for each proposal:

1.	To elect eight directors to serve on the Board of Directors until the 2022 annual meeting of stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal. Based on the votes set forth below, each of the eight director nominees was duly elected.
Hares

	Shares Voted For	Shares Withheld	Broker Non-Votes
Marc D. Boroditsky	33,915,914	485,219	N/A
Garry L. Capers	34,030,486	370,647	N/A
Scott M. Clements	34,094,726	306,407	N/A
John N. Fox, Jr.	28,855,598	2,729,837	N/A
Jean K. Holley	31,133,016	452,419	N/A
Marianne Johnson	34,092,999	308,134	N/A
Alfred Nietzel	34,088,818	312,315	N/A
Marc Zenner	31,363,819	221,616	N/A

2.	To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation. Based on the votes set forth below, the Company’s stockholders voted to approve this proposal.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
29,438,391	4,822,254	140,488	N/A

3.	To ratify, on an advisory (non-binding) basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021. Based on the votes set forth below, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was duly ratified.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
29,678,786	4,726,852	742,149	N/A

As previously disclosed, on May 28, 2021, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among the Company, on the one hand, and Legion Partners Asset Management, LLC, a Delaware limited liability company, Legion Partners, L.P. I, a Delaware limited partnership, Legion Partners, L.P. II, a Delaware limited partnership, Legion Partners Offshore I SP I, a Delaware segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands, Legion Partners, LLC, a Delaware limited liability company, Legion Partners Holdings, LLC, a Delaware limited liability company, Christopher S. Kiper, an individual, and Raymond T. White, an individual (the foregoing, collectively with each of their respective Affiliates (as defined in the Cooperation Agreement), the “Investor Group”), on the other hand. Information regarding the Cooperation Agreement was included in Items 1.01 and 5.02 of the Company’s Current Report on Form 8-K filed on May 28, 2021 and is incorporated herein by reference. Pursuant to the Cooperation Agreement, the Company is obligated to reimburse the Investor Group for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the 2021 Annual Meeting and the negotiation of the Cooperation Agreement up to an amount of $750,000 in the aggregate. Accordingly, the Company does not anticipate that it will be obligated to reimburse more than $750,000 of the Investor Group’s fees and expenses. Furthermore, in accordance with the terms of the Cooperation Agreement, the Board of Directors appointed Sarika Garg and Michael J. McConnell to the Board on June 9, 2021 bringing the current total number of directors to ten.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2021	OneSpan Inc.

/s/ Steven R. Worth
Steven R. Worth
Interim Chief Financial Officer, General Counsel, Chief Compliance Officer, Treasurer and Secretary

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